UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On August 2, 2013, TE Connectivity Ltd. (the “Company”) amended its revolving credit facility among the Company, as guarantor, its wholly-owned subsidiary Tyco Electronics Group S.A., as borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, (as amended, the “Credit Agreement”) to, among other things, reduce borrowing costs and extend the maturity date from June 2016 to August 2018.  The First Amendment also contains an amended financial covenant requiring the maintenance of a 3.75 to 1.0 or lower leverage ratio, which is the ratio of the Company’s consolidated total debt to its consolidated EBITDA, each as defined in the Credit Agreement.

This description of the First Amendment to the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement.  A copy of the First Amendment to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1

First Amendment to the Five-Year Senior Credit Agreement dated as of August 2, 2013 by and among Tyco Electronics Group S.A., as borrower, TE Connectivity Ltd., as guarantor, the lenders parties thereto and Deutsche Bank AG New York Branch, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: August 2, 2013